Exhibit 107

Calculation of Filing Fee Tables

424(b)(2)

(Form Type)

Fortive Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule(1)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Newly Registered Securities
Fees to Be Paid	Debt	3.700% Senior Notes due 2026	457(r)	€500,000,000	99.928%	€499,640,000	0.00014760	$79,454.87
	Debt	3.700% Senior Notes due 2029	457(r)	€700,000,000	99.943%	€699,601,000	0.00014760	$111,253.52
Total				€1,200,000,000		€1,199,241,000		$190,708.39

(1)

The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the “Act”). In accordance with Rules 456(b) and 457(r) of the Act, the registrant initially deferred payment of the registration fee for Registration Statement No. 333-272489 filed on June 7, 2023.

(2)	Based upon the euro/U.S. dollar exchange rate of €1.00/U.S. $1.0774 as of February 7, 2024, as reported by The Wall Street Journal.